Exhibit 5.1

Tel-Aviv, August 31, 2026

To:

Pulsenmore Ltd.

Omarim St. 8, Omer

Israel

Re: Pulsenmore Ltd. - Registration Statement on Form S-8

Ladies and Gentlemen,

We refer to the registration statement on Form S-8 (the “Registration Statement”), to be filed by Pulsenmore Ltd., a company organized under the laws of the State of Israel (the “Registrant”), with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 7,771,575 of the Registrant’s ordinary shares, par value NIS 0.00032 per share (the “Shares”), reserved for issuance pursuant to the Registrant’s 2019 Amended Share Incentive Plan and the Registrant’s 2023 United States Sub-Plan to the 2019 Amended Share Incentive Plan (collectively, the “Plans”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In our capacity as the Registrant’s Israeli counsel in connection with the registering of the Shares pursuant to the Registration Statement, we have examined copies of the Registrant’s Articles of Association, as amended, the Plans, protocols of meetings of the Board of Directors of the Registrant with respect to the reservation of the Shares for issuance under the Plans and other corporate records, instruments and documents we have considered necessary or appropriate for the purpose of this opinion, which were presented to us by the Registrant, and such matters of Israeli law as we have considered necessary or appropriate for the purpose of rendering this opinion. We have assumed that the Registrant presented to us all such protocols and documents relating to or having any bearing on the Plans.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the correctness and completeness of certificates of public officials and the representations set forth therein, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. We have assumed the same to have been properly given and to be accurate and we have assumed the truth of all facts communicated to us by the Registrant. We have also assumed that all protocols of meetings of the Registrant’s Board of Directors which have been provided to us are true and accurate and have been properly prepared in accordance with the Registrant’s incorporation documents and all applicable laws. We have also assumed that each individual grant under the Plans to be made after the date hereof will be duly authorized by all necessary corporate action in accordance with the Israeli Companies Law, 5759-1999, as amended, and regulations promulgated thereunder.

Based upon and subject to the foregoing, we are of the opinion that the Shares being registered pursuant to this Registration Statement have been duly and validly authorized for registration under the Registration Statement, and if, and when, issued and paid for (where applicable) upon the exercise, conversion or settlement of awards pursuant to the terms and conditions of the Plans, such Shares will be validly issued, fully paid and nonassessable.

We are members of the Israeli Bar and we are opining herein as to the effect on the subject matter only of the internal laws of the State of Israel, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments, including, without limitation, in the law, which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Registrant, the Plans or the Shares.

We consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very Truly yours,

/s/ Shibolet & Co., Law Firm
Shibolet & Co., Law Firm